SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            Form 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 12, 2005

                    IGENE BIOTECHNOLOGY, INC.
     ______________________________________________________
     (Exact Name of Registrant as Specified in its Charter)

                            Maryland
 ______________________________________________________________
 (State or Other Jurisdiction of Incorporation or Organization)

           0-15888                           52-1230461
        _____________                   ___________________
         (Commission                      (I.R.S. Employer
          File No.)                     Identification No.)

     9110 Red Branch Road, Columbia, Maryland     21045-2024
     ________________________________________     __________
     (Address of Principal Executive Offices)     (Zip Code)

                         (410) 997-2599
      ____________________________________________________
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  _____________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

       As disclosed in the Notification of Late Filing filed by Igene Biotechnology, Inc. (the "Registrant") with the Commission on April 1, 2005 (the "Notification"), Berenson LLP ("Berenson"), the Registrant's independent registered public accounting firm, has questioned the Registrant's historical method of recording the value of its 50% interest in its joint venture with Tate & Lyle PLC (the "Joint Venture"), as reflected in the Registrant's previously issued consolidated financial statements contained in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003 and consolidated interim financial statements contained in the Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2003 and 2004, June 30, 2003 and 2004, and September 30, 2003 and 2004 (collectively, the "Financial Statements"). Berenson's position is that the
Registrant's interest in the Joint Venture should have been recorded at an amount equal to the Registrant's book value of the consideration paid (which was zero), rather than the fair value of the investment, as it was recorded, as discussed below.

     As disclosed in the Notification, the Registrant was working with Berenson and its former independent registered public accounting firm, Stegman & Company, in formulating a letter directed to the Office of Chief Accountant of the Commission for further guidance on this accounting matter. The Registrant sent the letter dated April 14, 2005 to the Commission and has since such time engaged in discussions with the Staff of the Commission relating to the accounting treatment of the Registrant's interest in the Joint Venture. In a letter dated May 12, 2005, and received by the Company on the same date, Berenson notified the Registrant that the Financial Statements should no longer be relied upon because of errors in those Financial Statements. The Registrant is in the process of determining the nature and amount of corrections necessary to restate the Financial Statements. The Registrant plans to file such restated Financial Statements as soon as is practicable after the necessary corrections have been determined.

     In the Financial Statements, as filed with the Commission, the Registrant's investment in the Joint Venture has been accounted for under the equity method of accounting as a one-line caption on its consolidated balance sheet and consolidated statement of operations with the excess of fair value of such investment in the Joint Venture over the historical cost basis (or book value) of consideration paid for such investment reflected as an adjustment to additional paid-in capital.

     The corrections necessary to restate the Financial Statements pertain to the manner in which the Registrant recorded the investment in the Joint Venture in the Financial Statements. The Registrant has been advised by Berenson that while the Registrant's investment in the Joint Venture has been correctly accounted for under the equity method of accounting as a one-line caption on its consolidated balance sheets and consolidated statements of operations, the Registrant's investment in the Joint Venture should have been recorded at an amount equal to the book value of the Registrant's consideration contributed at the creation of the Joint Venture (not as the excess of fair value of the Registrant's investment in the Joint Venture over the historical cost basis (or book value)). As a result, Berenson has advised the Registrant that its investment in the Joint Venture should have been recorded with a book value of zero; not the twelve million dollars ($12,000,000) initially recorded in the Financial Statements.

     The Registrant's Audit Committee has discussed the matters disclosed in this Current Report with Berenson on May 12, 2005.

      A letter dated May 13, 2005 from Berenson to the U.S. Securities and Exchange Commission, in which Berenson states that it is in agreement with the statements made by the Registrant in the Current Report, is attached as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

     (c)  Exhibits

     Exhibit   Description
     _______   ___________

     99 Letter, dated May 13, 2005 from Berenson LLP to the U.S. Securities and Exchange Commission.

                            Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IGENE BIOTECHNOLOGY, INC.


                              By: /s/ STEPHEN F. HIU
                                  ______________________
                                      STEPHEN F. HIU
                                      President



Date:  May 16, 2005

                          EXHIBIT INDEX

Exhibit   Description
_______   ___________

99        Letter,  dated May 13, 2005 from Berenson  LLP to  the
          U.S. Securities and Exchange Commission.